                          INVESTMENT ADVISORY AGREEMENT

AGREEMENT  made the 22nd day of October 2002, by and between
OPPENHEIMER VARIABLE ACCOUNT FUNDS (hereinafter  referred to as the "Trust"),  and  OPPENHEIMERFUNDS,  INC.  (hereinafter referred to as "OFI").

WHEREAS,  the  Trust  is  an  open-end,  diversified  series management  investment  company  registered as such with the
Securities  and  Exchange   Commission  (the   "Commission")
pursuant  to  the  Investment   Company  Act  of  1940  (the
"Investment   Company   Act"),   and  OFI  is  a  registered
investment adviser; and

WHEREAS,  OPPENHEIMER VALUE FUND/VA (the "Fund") is a series
of  the  Trust  having  a  separate  portfolio,   investment
policies and investment restrictions; and

NOW, THEREFORE,  in consideration of the mutual promises and covenants  hereinafter  set  forth,  it  is  agreed  by  and between the parties, as follows:

1.    General Provision.

      a.    The  Trust  hereby  employs  OFI and OFI  hereby
undertakes to act as the investment  adviser of the Fund and to perform for the Fund such other  duties and  functions as are hereinafter set forth.  OFI shall, in all matters,  give to the Fund and the Trust's  Board of  Trustees  the benefit of its best  judgment,  effort,  advice and  recommendations and  shall,  at all  times  conform  to,  and use  its  best
efforts  to  enable   the  Fund  to  conform   to:  (i)  the
provisions  of the  Investment  Company Act and any rules or
regulations   thereunder;    (ii)   any   other   applicable
provisions of state or Federal law;  (iii) the provisions of the  Declaration  of  Trust  and  By-Laws  of the  Trust  as
amended from time to time; (iv) policies and  determinations of the Board of Trustees of the Trust;  (v) the  fundamental
policies  and  investment   restrictions   of  the  Fund  as
reflected in the Trust's  registration  statement  under the
Investment  Company Act or as such  policies  may, from time to time,  be amended by the  Fund's  shareholders;  and (vi)
the  Prospectus  and Statement of Additional  Information of
the  Trust in  effect  from  time to time.  The  appropriate officers  and  employees  of OFI  shall  be  available  upon reasonable  notice for consultation with any of the trustees and  officers  of the  Trust  with  respect  to any  matters
dealing   with  the   business  and  affairs  of  the  Trust
including the valuation of portfolio  securities of the Fund which  securities  are either not registered for public sale or not traded on any securities market.

2.    Investment Management.

      a.    OFI shall,  subject to the direction and control
by the Trust's  Board of  Trustees:  (i)  regularly  provide investment  advice  and  recommendations  to the  Fund  with respect  to its  investments,  investment  policies  and the
purchase   and   sale   of   securities;    (ii)   supervise
continuously  the  investment  program  of the  Fund and the composition of its portfolio and determine  what  securities shall be purchased or sold by the Fund;  and (iii)  arrange, subject to the  provisions  of  paragraph 7 hereof,  for the purchase of securities  and other  investments  for the Fund and the sale of  securities  and other  investments  held in the portfolio of the Fund.

      b.    Provided  that the Trust  shall not be  required
to pay any compensation  other than as provided by the terms
of  this   Agreement  and  subject  to  the   provisions  of
paragraph 7 hereof,  OFI may obtain investment  information, research  or  assistance  from  any  other  person,  firm or corporation to supplement,  update or otherwise  improve its investment management services.

      c.    OFI shall not be liable  for any loss  sustained
by the Trust and/or the Fund in  connection  with matters to which this  Agreement  relates,  except a loss  resulting by reason  of OFI's  willful  misfeasance,  bad  faith or gross negligence in the  performance  of its duties;  or by reason of its  reckless  disregard  of its  obligations  and duties under this Agreement.

      d.    Nothing in this  Agreement  shall prevent OFI or
any officer  thereof from acting as  investment  adviser for any other person,  firm or corporation  and shall not in any
way  limit  or  restrict  OFI  or  any  of  its   directors,
officers,  stockholders or employees from buying, selling or trading any  securities  for its or their own account or for the  account  of others  for whom it or they may be  acting, provided that such activities  will not adversely  affect or otherwise  impair the  performance  by OFI of its duties and obligations under this Agreement.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise
the activities of all  administrative and clerical personnel as shall be  required  to provide  effective  administration for the Fund,  including the  compilation and maintenance of
such  records  with  respect  to  its   operations   as  may
reasonably be required;  the  preparation and filing of such reports  with  respect  thereto as shall be  required by the
Commission;  composition of periodic reports with respect to operations of the Fund for its shareholders;  composition of proxy  materials  for  meetings of the Fund's  shareholders, and the composition of such  registration  statements as may be  required  by  Federal  securities  laws  for  continuous public  sale of shares of the Fund.  OFI  shall,  at its own cost and  expense,  also  provide  the Trust  with  adequate office space,  facilities and equipment.  OFI shall,  at its own  expense,  provide  such  officers  for the  Fund as the
Fund's Board may request.

4.    Allocation of Expenses.

      All  other   costs  and   expenses  of  the  Fund  not
expressly  assumed  by OFI under  this  Agreement,  shall be paid by the  Trust,  including,  but  not  limited  to:  (i)
interest  and  taxes;  (ii)  brokerage  commissions;   (iii)
insurance   premiums  for   fidelity   and  other   coverage
requisite to its operations;  (iv) compensation and expenses of its trustees  other than those  associated  or affiliated with OFI; (v) legal and audit  expenses;  (vi) custodian and transfer agent fees and expenses;  (vii)  expenses  incident to the redemption of its shares;  (viii)  expenses  incident to the issuance of its shares  against  payment  therefor by or on  behalf  of the  subscribers  thereto;  (ix)  fees and expenses,  other than as hereinabove  provided,  incident to the registration  under Federal securities laws of shares of the Fund for public  sale;  (x)  expenses  of  printing  and
mailing   reports,    notices   and   proxy   materials   to
shareholders  of the Fund;  (xi) except as noted above,  all other expenses  incidental to holding meetings of the Fund's shareholders;  and (xii)  such  extraordinary  non-recurring expenses as may arise,  including litigation,  affecting the
Fund and any  legal  obligation  which the Trust may have on behalf of the Fund to  indemnify  its  officers and trustees with  respect  thereto.  Any officers or employees of OFI or any  entity  controlling,  controlled  by  or  under  common control with OFI,  who may also serve as officers,  trustees
or   employees   of  the  Trust   shall  not   receive   any
compensation   from  the  Trust  for  their  services.   The
expenses  with  respect  to any  two or more  series  of the
Trust shall be allocated in  proportion to the net assets of the  respective  series except where  allocations  of direct expenses can be made.

5.    Compensation of OFI.

      The Trust  agrees to pay OFI on behalf of the Fund and
OFI   agrees  to  accept  as  full   compensation   for  the
performance  of all  functions  and duties on its part to be performed  pursuant to the provisions hereof, a fee computed on the  aggregate  net  asset  value  of the  Fund as of the close  of each  business  day  and  payable  monthly  at the annual rate of:  0.75% of the first $200  million of average annual net assets; 0.72% of the next $200 million;  0.69% of the next $200 million;  0.66% of the next $200 million ; and
0.60% of average annual net assets over $800 million.

6.    Use of Name "Oppenheimer."

      OFI  hereby  grants  to  the  Trust  a   royalty-free,
non-exclusive  license to use the name  "Oppenheimer" in the name of the  Trust  and the  Fund for the  duration  of this
Agreement  and any  extensions or renewals  thereof.  To the extent  necessary  to  protect  OFI's  rights  to  the  name
"Oppenheimer"  under  applicable  law,  such  license  shall allow OFI to inspect,  and subject to control by the Trust's
Board,  control the name and quality of services  offered by
the  Fund  under  such  name.   Such   license   may,   upon
termination  of this  Agreement,  be  terminated  by OFI, in which event the Trust shall  promptly take  whatever  action may be  necessary  to  change  its  name and the name of the
Fund  and   discontinue   any   further   use  of  the  name
"Oppenheimer"  in the  name  of the  Trust  or the  Fund  or otherwise.  The name  "Oppenheimer"  may be used or licensed by  OFI  in  connection  with  any  of  its  activities,  or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      a.    OFI is  authorized,  in  arranging  the purchase
and sale of the Fund's  portfolio  securities,  to employ or
deal  with  such  members  of  securities   or   commodities
exchanges,      brokers     or     dealers      (hereinafter
"broker-dealers"),   including  "affiliated"  broker-dealers
(as that term is defined in the Investment  Company Act), as may, in its best judgment,  implement the policy of the Fund to  obtain,  at  reasonable  expense,  the "best  execution"
(prompt  and  reliable   execution  at  the  most  favorable
security   price   obtainable)   of  the  Fund's   portfolio
transactions  as  well as to  obtain,  consistent  with  the provisions  of  subparagraph  (c) of this  paragraph  7, the benefit of such  investment  information or research as will be of  significant  assistance to the  performance by OFI of its investment management functions.

      b.    OFI shall  select  broker-dealers  to effect the
Fund's  portfolio  transactions on the basis of its estimate of their ability to obtain best  execution of particular and
related   portfolio   transactions.   The   abilities  of  a
broker-dealer   to  obtain  best   execution  of  particular
portfolio  transaction(s) will be judged by OFI on the basis
of  all  relevant  factors  and  considerations   including,
insofar as feasible,  the execution capabilities required by
the   transaction   or   transactions;   the   ability   and
willingness  of the  broker-dealer  to facilitate the Fund's portfolio  transactions by participating therein for its own account; the importance to the Fund of speed,  efficiency or confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular  securities might be purchased or sold; as well as any other matters  relevant to the selection of a broker-dealer  for particular and related transactions of the Fund.

      c.    OFI shall have  discretion,  in the interests of
the Fund,  to  allocate  brokerage  on the Fund's  portfolio transactions  to  broker-dealers,  other than an  affiliated broker-dealer,  qualified  to obtain best  execution of such transactions who provide  brokerage and/or research services
(as such  services  are  defined in Section  28(e)(3) of the
Securities  Exchange  Act of 1934) for the Fund and/or other
accounts   for   which  OFI  or  its   affiliates   exercise
"investment  discretion" (as that term is defined in Section
3(a)(35)  of the  Securities  Exchange  Act of 1934)  and to
cause the Trust to pay such  broker-dealers a commission for effecting  a portfolio  transaction  for the Fund that is in excess of the  amount of  commission  another  broker-dealer adequately  qualified to effect such transaction  would have charged for effecting that  transaction,  if OFI determines, in  good  faith,  that  such  commission  is  reasonable  in relation  to the  value  of the  brokerage  and/or  research services provided by such broker-dealer,  viewed in terms of
either   that   particular   transaction   or  the   overall
responsibilities  of OFI or its  affiliates  with respect to
the   accounts   as  to  which  they   exercise   investment
discretion.  In reaching  such  determination,  OFI will not be required  to place or attempt to place a specific  dollar value on the brokerage and/or research  services provided or being  provided  by  such  broker-dealer.  In  demonstrating that such  determinations were made in good faith, OFI shall be prepared to show that all commissions  were allocated for purposes  contemplated  by this Agreement and that the total commissions paid by the Trust over a  representative  period
selected  by  the  Trust's   trustees  were   reasonable  in
relation to the benefits to the Fund.

      d.    OFI  shall  have no duty or  obligation  to seek
advance   competitive   bidding   for  the  most   favorable
commission  rate  applicable  to  any  particular  portfolio transactions or to select any  broker-dealer on the basis of its purported or "posted"  commission  rate but will, to the best of its  ability,  endeavor  to be aware of the  current level  of the  charges  of  eligible  broker-dealers  and to minimize the expense  incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests  and  policies of the Fund as  established  by the determinations  of the  Board of  Trustees  of the Trust and the provisions of this paragraph 7.

      e.    The   Trust   recognizes   that  an   affiliated
broker-dealer:  (i)  may  act as one of the  Fund's  regular brokers so long as it is lawful  for it so to act;  (ii) may be a major  recipient of brokerage  commissions  paid by the
Trust; and (iii) may effect  portfolio  transactions for the
Fund  only if the  commissions,  fees or other  remuneration
received  or  to  be  received  by  it  are   determined  in
accordance  with   procedures   contemplated  by  any  rule,
regulation  or order adopted  under the  Investment  Company
Act  for   determining   the   permissible   level  of  such
commissions.

      f.    Subject  to the  foregoing  provisions  of  this
paragraph  7, OFI may also  consider  sales of shares of the
Fund and the other funds  advised by OFI and its  affiliates as a  factor  in the  selection  of  broker-dealers  for its portfolio transactions.

8.    Duration.

      This  Agreement will take effect on the date first set
forth  above.   Unless   earlier   terminated   pursuant  to
paragraph 10 hereof,  this Agreement  shall remain in effect until  two  years  from the date of  execution  hereof,  and thereafter  will  continue in effect  from year to year,  so
long  as  such  continuance   shall  be  approved  at  least
annually by the Trust's  Board of  Trustees,  including  the vote of the  majority  of the  trustees of the Trust who are not parties to this  Agreement or  "interested  persons" (as defined in the  Investment  Company  Act) of any such party, cast in  person  at a  meeting  called  for the  purpose  of voting on such  approval,  or by the holders of a "majority"
(as  defined  in  the   Investment   Company   Act)  of  the
outstanding  voting  securities  of the  Fund  and by such a vote of the Trust's Board of Trustees.

9.    Disclaimer of Trustee or Shareholder Liability.

      OFI  understands  and agrees that the  obligations  of
the Trust  under this  Agreement  are not  binding  upon any
Trustee or shareholder of the Trust or Fund personally,  but bind only the Fund and the Fund's  property.  OFI represents that it has notice of the  provisions of the  Declaration of
Trust  of  the  Trust  disclaiming  Trustee  or  shareholder liability for acts or obligations of the Trust and the Fund.

10.   Termination.

      This  Agreement may be  terminated:  (i) by OFI at any
time without  penalty upon sixty days' written notice to the
Trust (which notice may be waived by the Trust);  or (ii) by the  Trust at any time  without  penalty  upon  sixty  days'
written  notice to OFI  (which  notice may be waived by OFI)
provided  that  such  termination  by  the  Trust  shall  be directed  or  approved  by the vote of a majority  of all of the  trustees  of the Trust then in office or by the vote of the  holders  of a  "majority"  of  the  outstanding  voting securities  of  the  Fund  (as  defined  in  the  Investment
Company Act).

11.   Assignment or Amendment.

      This  Agreement  may not be  amended  or the rights of
OFI  hereunder  sold,  transferred,  pledged or otherwise in any  manner  encumbered  without  the  affirmative  vote  or written  consent  of the  holders of the  "majority"  of the outstanding  voting  securities of the Trust. This Agreement shall  automatically and immediately  terminate in the event of its "assignment," as defined as stated below.

12.   Definitions.

      The terms and  provisions of this  Agreement  shall be
interpreted  and  defined  in a manner  consistent  with the provisions and definitions of the Investment Company Act.

                               OPPENHEIMER  VARIABLE ACCOUNT FUNDS
                               for OPPENHEIMER  VALUE FUND/VA

By:
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                     Denis R. Molleur
                   Assistant Secretary

                   OPPENHEIMERFUNDS, INC.

By:
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                   Denis R. Molleur
                   Vice President